PROMISSORY NOTE

$500,000

March 6
~~February 26~~, 2008
Kentfield, California

FOR VALUE RECEIVED, **DEBUT BROADCASTING CORPORATION, INC.**, **a Nevada corporation** (referred to as "Borrower"), promises to pay to **REMINGTON PARTNERS, INC.**, a California corporation ("Holder"), at a designated location, the principal sum of **FIVE HUNDRED THOUSAND DOLLARS** ($500,000), together with the interest described below, upon the terms and conditions specified below.

Due Date. The full principal balance of this Note together with any unpaid interest shall be due and payable ~~February 28~~ March 6, 2009.

Interest : Interest at the rate of 18% per annum shall accrue to the unpaid principal, and shall be paid monthly on the first day of each calendar month. Any payment due, whether of interest or principal, late beyond 10 days of the due date shall accrue an additional 2% per annum on the amount due until paid.

Fee: Upon the execution of this Note, Borrower shall pay to Holder a set up fee of $2000.

Payment and Prepayment. Prepayment of principal and interest may be made at any time, provided, however, that a minimum of four (4) months interest shall be payable hereunder.

_____Attorneys Fees. Should any action be brought by Holder to enforce the terms herein, the Court, as part of any judgment, may award Holder a reasonable amount as attorney's fees for legal services incurred.

_____Waiver. No previous waiver and no failure or delay by Holder or Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note. The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

____ Successors and Assigns. This Note inures to and binds the heirs, legal representatives, successors and assigns of Holder and Borrower.

Governing Law This Note shall by construed in accordance with the laws of the State of California as applied to agreements made by and between parties in that state, and any action shall be brought in Marin County California.

Warrant: A Warrant of even date, granting Holder the right to purchase of 125,000 shares of the common stock of Borrower, is made part of the agreement between the parties.

Security Interest: This Promissory Note is subject to the terms and conditions of the Security Agreement of same date executed between the parties.

Borrower:

DEBUT BROADCASTING CORPORATION, INC.
A Nevada corporation:

By ______________________
ITS CEO

and

By ______________________
ITS CFO

Acknowledged and agreed to:

REMINGTON PARTNERS, INC.
a California corporation

By: ______________________
President